As filed with the Securities and Exchange
Commission on June 4, 2007                           Registration No. 333-142403

================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)

           FLORIDA                                            65-0601272
   (State or jurisdiction of                                (I.R.S Employer
 incorporation or organization)                          Identification Number)

                            8915 GEORGE WILLIAMS ROAD
                               KNOXVILLE, TN 37923
                                 (865) 690-6900
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                     DANIEL ROLING, CHIEF EXECUTIVE OFFICER
                               NATIONAL COAL CORP.
                            8915 GEORGE WILLIAMS ROAD
                               KNOXVILLE, TN 37923
                                 (865) 690-6900
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                             JOHN J. MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403
                                 (818) 444-4500
            (Name, Address and Telephone Number of Agent for Service)

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

   If the only securities on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

   If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [ ]



   REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                    Subject to Completion, Dated June 4, 2007


                               NATIONAL COAL CORP.

                                3,000,000 SHARES
                                  COMMON STOCK

                                   ----------


         This prospectus relates to the offer and sale from time to time of up to 3,000,000 shares of our common stock that are held by the shareholders named in the "Selling Shareholders" section of this prospectus. The prices at which the selling shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling shareholders whose shares are being registered will bear all selling and other expenses.


         Our common stock is quoted on the NASDAQ Global Market under the symbol "NCOC." On May 29, 2007, the last reported sales price of the common stock on the NASDAQ Global Market was $4.75 per share.

         FOR A DISCUSSION OF IMPORTANT FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SHARES OF COMMON STOCK, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.


                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


               The date of this prospectus is ______________, 2007

                                TABLE OF CONTENTS

                                 PAGE                                       PAGE
                                 ----                                       ----

Prospectus Summary...........     3    Experts.............................   20
Risk Factors.................     4    Limitation on Liability and
Forward-looking Statements...     15     Disclosure of Commission Position
Use of Proceeds..............     15     on Indemnification for Securities
Selling Shareholders.........     16     Act Liabilities...................   20
Plan of Distribution.........     18   Where You Can Find
Legal Matters................     20     More Information..................   20


         You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE
RELATED NOTES. REFERENCES IN THIS PROSPECTUS TO "NATIONAL COAL," "NCC," "WE," "OUR" AND "US" REFER TO NATIONAL COAL CORP. AND OUR CONSOLIDATED SUBSIDIARIES.

NATIONAL COAL


         We mine, process and sell high quality bituminous steam coal from mines located in East Tennessee and Southeastern Kentucky. We own the coal mineral rights to approximately 74,600 acres of land and lease the rights to approximately 40,900 additional acres. We have expanded our operations considerably since commencing operations at a single surface mine in Tennessee in July 2003. As of March 31, 2007, our mining complexes included two underground mines, two surface mines, and one highwall mine. In addition, we have four preparation plants, two active and two inactive, and four unit train loading facilities, two active and two inactive, served by the CSX and Norfolk Southern ("NS") railroads. We hold permits that allow us to open five new mines close to our current operations. As of March 31, 2007, we controlled approximately 35.9 million estimated recoverable tons. During the year ended December 31, 2006, we generated total revenues of $87.5 million, an EBITDA loss of $1.1 million, and sold approximately 1,643,000 tons of coal. Our goal is to acquire additional mines and increase production from existing reserves as market conditions allow.


         Our revenues have resulted primarily from the sale of coal to electric utility companies in the Southeastern United States. According to the U.S. Department of Energy, Energy Information Administration ("EIA"), the long-term outlook for coal demand in the Southeast is favorable, as coal generated electricity in our region is expected to grow at a rate of 2.5% per year. During the year ended December 31, 2006, approximately 84% of our revenue was generated from coal sales to electric utility companies in the Southeastern United States. Our largest customers were South Carolina Public Service Authority (Santee Cooper), Georgia Power, and Duke Power, representing approximately 32%, 25% and 18% of our revenues, respectively.

         In the year ended December 31, 2006, our mines produced approximately 1,329,000 tons of coal. Approximately 51% of our production for 2006 was produced at underground mines and 49% was produced at our surface and highwall mine operations. We sell a majority of our coal pursuant to long-term contracts. We plan to pursue additional long-term contracts.

         We are a Florida corporation. The address of our principal executive office is 8915 George Williams Road, Knoxville, TN 37923, and our telephone number is (865) 690-6900. Our website address is www.nationalcoal.com. The information that can be accessed through viewing our website is not part of this prospectus.

ABOUT THE OFFERING


         This prospectus may be used only in connection with the resale by the selling shareholders of up to 3,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock offered by the selling shareholders pursuant to this prospectus. On May 29, 2007, we had 20,077,012 shares of our common stock outstanding.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE UNAWARE OF, OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT US. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

OUR SUBSTANTIAL LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.


         We have, and will continue to have substantial indebtedness. At March 31, 2007, we had approximately $68.4 million principal value of total senior debt. Our high level of indebtedness could have important consequences, including the following:


         o        reducing our ability to obtain additional financing;

         o        reducing our cash flow;

         o placing us at a competitive disadvantage compared to our competitors that may have proportionately less debt or greater financial resources;

         o hindering our flexibility in dealing with changes in our business and the industry; and

         o making us more vulnerable to economic downturns and adverse developments.

DESPITE EXISTING DEBT LEVELS, WE MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT, WHICH WOULD INCREASE THE RISKS ASSOCIATED WITH OUR LEVERAGE.

         We may be able to incur substantial amounts of additional debt in the future. Although the terms of the 10.5% Senior Secured Notes and Term Loan Credit Facility may limit our ability to incur additional debt, such terms do not and will not prohibit us from incurring substantial amounts of additional debt for specific purposes or under certain circumstances. The incurrence of additional debt could adversely impact our ability to service payments on senior debt.

WE MAY NOT BE ABLE TO GENERATE THE AMOUNT OF CASH NEEDED TO PAY INTEREST AND PRINCIPAL AMOUNTS ON OUR DEBT.

         We rely primarily on our ability to generate cash in the future to service our debt. If we do not generate sufficient cash flows to meet our debt service and working capital requirements, we may need to seek additional financing. If we are unable to obtain financing on terms that are acceptable to us, we could be forced to sell our assets or those of our subsidiaries to make up for any shortfall in our payment obligations under unfavorable circumstances. The 10.5% Senior Secured Notes indenture and Term Loan Credit Facility limit our ability to sell assets and also restrict the use of the proceeds from any such sale. Therefore, even if forced to do so, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our debt obligations.

WE FACE NUMEROUS UNCERTAINTIES IN ESTIMATING OUR ECONOMICALLY RECOVERABLE COAL RESERVES, AND INACCURACIES IN OUR ESTIMATES COULD RESULT IN LOWER THAN EXPECTED REVENUES, HIGHER THAN EXPECTED COSTS OR DECREASED PROFITABILITY.


         We estimate that as of March 31, 2007, we control approximately 35.9 million tons of proven and probable reserves that are recoverable at this time. We base our reserve estimates on engineering, economic and geological data assembled and analyzed by our staff and an independent mining engineering firm. Our estimates of our proven and probable reserves and our recoverable reserves, as well as the Btu or sulfur content of our reserves are revised and updated periodically to reflect the resolution of uncertainties and assumptions, the production of coal from the reserves and new drilling or other data received.


         There are numerous uncertainties inherent in estimating quantities and qualities of and costs to mine recoverable reserves, including many factors beyond our control. Estimates of economically recoverable coal reserves and net cash flows necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results such as:

         o geological and mining conditions which may not be fully identified by available exploration data or which may differ from experience in current operations;

         o historical production from the area compared with production from other similar producing areas;

         o the assumed effects of regulation and taxes by governmental agencies; and

         o assumptions concerning coal prices, operating costs, mining technology improvements, severance and excise tax, development costs and reclamation costs.

         For these reasons, estimates of the economically recoverable quantities and qualities attributable to any particular group of properties, classifications of reserves based on risk of recovery and estimates of net cash flows expected from particular reserves prepared by different engineers or by the same engineers at different times may vary substantially. Actual coal tonnage recovered from identified reserve areas or properties and revenues and expenditures with respect to our reserves may vary materially from estimates. As a result, the reserve estimates set forth in this report may differ materially from our actual reserves. Inaccuracies in our estimates related to our reserves could result in lower than expected revenues, higher than expected costs, or decreased profitability.

OUR FUTURE SUCCESS DEPENDS UPON OUR ABILITY TO CONTINUE ACQUIRING AND DEVELOPING COAL RESERVES THAT ARE ECONOMICALLY RECOVERABLE AND TO RAISE THE CAPITAL NECESSARY TO FUND OUR EXPANSION.

         Our recoverable reserves will decline as we produce coal. We have not yet applied for the permits required or developed the mines necessary to use all of the coal deposits under our mineral rights. Furthermore, we may not be able to mine all of our coal deposits as efficiently as we do at our current operations. Our future success depends upon our conducting successful exploration and development activities and acquiring properties containing economically recoverable coal deposits. In addition, we must also generate enough capital, either through our operations or through outside financing, to mine these additional reserves. Our current strategy includes increasing our coal deposits base through acquisitions of other mineral rights, leases, or producing properties and continuing to use our existing properties. Our ability to further expand our operations may be dependent on our ability to obtain sufficient working capital, either through cash flows generated from operations, or financing activities, or both. Mining coal in Central Appalachia can present special difficulties. Characteristics of the land and permitting process in Central Appalachia, where all of our mines are located, may adversely affect our mining operations, our costs and the ability of our customers to use the coal that we mine. The geological characteristics of Central Appalachian coal reserves, such as depth of overburden and coal seam thickness, make them complex and costly to mine. As mines become depleted, replacement reserves may not be available when required or, if available, may not be capable of being mined at costs comparable to those characteristic of the depleting mines. In addition, as compared to mines in the Powder River Basin, permitting, licensing and other environmental and regulatory requirements are more costly and time-consuming to satisfy. These factors could materially adversely affect our mining operations and costs, and our customers' abilities to use the coal we mine.

OUR ABILITY TO IMPLEMENT OUR PLANNED DEVELOPMENT AND EXPLORATION PROJECTS IS DEPENDENT ON MANY FACTORS, INCLUDING THE ABILITY TO RECEIVE VARIOUS GOVERNMENT PERMITS.

         Our planned development and exploration projects and acquisition activities may not result in the acquisition of significant additional coal deposits and we may not have continuing success developing additional mines. For example, we may not be successful in acquiring contiguous properties that will leverage our existing facilities. In addition, in order to develop our coal deposits, we must receive various governmental permits. Before a mining permit is issued on a particular parcel, interested parties are eligible to file petitions to declare the land unsuitable for mining. For example, on November 10, 2005, two environmental groups filed a petition to halt the expansion of surface mining activities on the New River Tract and surrounding areas. Although this petition was dismissed, management's time and company resources were used in the process. We cannot predict whether we will continue to receive the permits necessary for us to expand our operations.

DEFECTS IN TITLE OR LOSS OF ANY LEASEHOLD INTERESTS IN OUR PROPERTIES COULD ADVERSELY AFFECT OUR ABILITY TO MINE THESE PROPERTIES.

         We conduct, or plan to conduct, a significant part of our mining operations on properties that we lease. A title defect or the loss of any lease could adversely affect our ability to mine the associated reserves. Title to most of our owned or leased properties and mineral rights is not usually verified until we make a commitment to develop a property, which may not occur until after we have obtained necessary permits and completed exploration of the property. In some cases, we rely on title information or representations and warranties provided by our lessors or grantors. Our right to mine some of our reserves may be adversely affected if defects in title or boundaries exist or if a lease expires. Any challenge to our title could delay the exploration and development of the property and could ultimately result in the loss of some or all of our interest in the property and could increase our costs. In addition, if we mine on property that we do not own or lease, we could incur liability for such mining. Some leases have minimum production requirements or require us to commence mining in a specified term to retain the lease. Failure to meet those requirements could result in losses of prepaid royalties and, in some rare cases, could result in a loss of the lease itself.

DUE TO VARIABILITY IN COAL PRICES AND IN OUR COST OF PRODUCING COAL, AS WELL AS CERTAIN PROVISIONS IN OUR CONTRACTS, WE MAY BE UNABLE TO SELL COAL AT A PROFIT.

         We typically sell our coal for a specified tonnage amount and at a negotiated price pursuant to contracts of twelve months or greater. For the year ended December 31, 2006, 98% of the coal we produced was sold under contracts of twelve months or greater. Price adjustment, "price reopener" and other similar provisions in long-term supply agreements may reduce the protection from short-term coal price volatility traditionally provided by such contracts. Three of our contracts, representing 43% of our coal sales in the year ended December 31, 2006 and which expire during 2007 and 2010, contain provisions allowing the purchase price to be renegotiated or adjusted based on market prices at the time at periodic intervals. One of the contracts that is expiring in 2007, which represented approximately 9% of our coal sales, is not being renewed. Any adjustment or renegotiation leading to a significantly lower contract price would result in decreased revenues and lower our gross margins. Coal supply agreements also typically contain force majeure provisions allowing temporary suspension of performance by us or our customers during the duration of specified events beyond the control of the affected party. Most of our coal supply agreements contain provisions requiring us to deliver coal meeting quality thresholds for certain characteristics such as Btu, sulfur content, ash content, hardness and ash fusion temperature. Failure to meet these specifications could result in economic penalties, including price adjustments, the rejection of deliveries or, in the extreme, termination of the contracts. Consequently, due to the risks mentioned above with respect to long-term supply agreements, we may not achieve the revenue or profit we expect to achieve from these sales commitments. In addition, we may not be able to successfully convert these sales commitments into long-term supply agreements.

THE COAL INDUSTRY IS HIGHLY CYCLICAL, WHICH SUBJECTS US TO FLUCTUATIONS IN PRICES FOR OUR COAL.

         We are exposed to swings in the demand for coal, which has an impact on the prices for our coal. The demand for coal products and, thus, the financial condition and results of operations of companies in the coal industry, including us, are generally affected by macroeconomic fluctuations in the world economy and the domestic and international demand for energy. In recent years, the price of coal has been at historically high levels, but these price levels may not continue. Any material decrease in demand for coal could have a material adverse effect on our operations and profitability.

WE DEPEND HEAVILY ON A SMALL NUMBER OF LARGE CUSTOMERS, THE LOSS OF ANY OF WHICH WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         For the year ended December 31, 2006, we derived approximately 75% of our coal revenues from sales to our three largest customers. At December 31, 2006, we had coal supply agreements with these customers that expire at various times throughout 2007. When these agreements expire, we may not be successful at renegotiating them and these customers may not continue to purchase coal from us pursuant to long-term coal supply agreements. If a number of these customers were to significantly reduce their purchases of coal from us, or if we were unable to sell coal to them on terms as favorable to us as the terms under our current agreements, our financial condition and results of operations could suffer materially.

SIGNIFICANT COMPETITION FROM ENTITIES WITH GREATER RESOURCES COULD RESULT IN OUR FAILURE.

         We operate in a highly competitive industry with national and international energy resources companies. Some of our competitors have longer operating histories and substantially greater financial and other resources than we do. Our competitors' use of their substantially greater resources could overwhelm our efforts to operate successfully and could cause our failure.

THERE IS NO ASSURANCE THAT OUR LIMITED REVENUES WILL BE SUFFICIENT TO OPERATE PROFITABLY, OR THAT WE WILL GENERATE GREATER REVENUES IN THE FUTURE.

         We were formed to create a regional coal producer in Tennessee. We had no revenues from inception until the third quarter 2003 when we began mining operations. We are not profitable and have a limited operating history. We must be regarded as a risky venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

         Our coal sales for the year ended December 31, 2006 were approximately $86.8 million. There is no assurance that we can achieve greater sales or generate profitable sales. We expect that many coal producers could produce and sell coal at cheaper prices per ton than our production cost rates, which could adversely affect our revenues and profits, if any. There is no assurance that we will ever operate profitably. There is no assurance that we will generate continued revenues or any profits, or that the market price of our common stock will be increased thereby.

OUR  INABILITY  TO  DIVERSIFY  OUR   OPERATIONS   MAY  SUBJECT  US  TO  ECONOMIC
FLUCTUATIONS WITHIN OUR INDUSTRY.

         Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

CERTAIN PROVISIONS IN OUR SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK MAY IMPACT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING IN THE FUTURE.

         In addition to cash flows generated from operations, we may need to raise capital in the future through the issuance of securities. In order to issue securities that rank senior to our Series A cumulative convertible preferred stock in terms of liquidation preference, redemption rights or dividend rights, we must obtain the affirmative consent of holders of at least 75% of the outstanding shares of our Series A cumulative convertible preferred stock. If we are unable to obtain the consent of these holders in connection with future financings, we may be unable to raise additional capital on acceptable terms, or at all.

THE LOSS OF KEY MANAGEMENT PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

         We are heavily dependent upon the skills, talents, and abilities of our executive officers and board of directors to implement our business plan. Given the intense competition for qualified management personnel in our industry, the loss of the services of any key management personnel may significantly and detrimentally affect our business and prospects. We may not be able to retain some or all of our key management personnel, and even if replaceable, it may be time consuming and costly to recruit qualified replacement personnel.

         In May 2006, Jon E. Nix announced he would be resigning as Chief Executive Officer. Our Board of Directors approved Daniel A. Roling's appointment in May 2006 in keeping with plans for succession of its senior management. Mr. Nix remains as Chairman and continues to be involved in setting the company's strategic direction. Mr. Roling officially began his responsibilities in August 2006.

OUR DIRECTOR AND OFFICER INDEMNIFICATION POLICIES IN CONJUNCTION WITH THE PROVISIONS OF FLORIDA LAW COULD RESULT IN SUBSTANTIAL UN-RECOUPABLE EXPENDITURES AND REDUCED REMEDIES AGAINST DIRECTORS AND OFFICERS.

         Florida Revised Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us such amounts, if it is ultimately determined that such person was not entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

         Florida Revised Statutes exclude personal liability of our directors to us and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

THERE IS NO ASSURANCE THAT WE WILL FIND PURCHASERS OF OUR PRODUCT AT PROFITABLE PRICES.

         If we are unable to achieve supply contracts, or are unable to find buyers willing to purchase our coal at profitable prices, our revenues and operating profits could suffer.

THE COAL INDUSTRY IS INTENSELY COMPETITIVE, AND OUR FAILURE TO COMPETE EFFECTIVELY COULD REDUCE OUR REVENUE AND MARGINS, AND DELAY OR PREVENT OUR ABILITY TO SERVICE OUR DEBT.

         We operate in a highly competitive industry with regional, national and international energy resources companies. We compete based primarily on price, and we believe that the principal factors that determine the price for which our coal can be sold are:

         o        competition from energy sources other than coal;

         o        coal quality;

         o        efficiency in extracting and transporting coal; and

         o        proximity to customers.

         Some of our competitors have longer operating histories and substantially greater financial and other resources than we do. Our failure to compete effectively could reduce our revenues and margins, and delay or prevent our ability to make payments on our debt.

IF TRANSPORTATION FOR OUR COAL BECOMES UNAVAILABLE OR UNECONOMIC FOR OUR CUSTOMERS, OUR ABILITY TO SELL COAL COULD SUFFER.

         Transportation costs represent a significant portion of the total cost of delivered coal and, as a result, play a critical role in a customer's purchasing decision. Increases in transportation costs could make our coal less competitive as a source of energy or could make some of our operations less competitive than other sources of coal.

         Coal producers depend upon rail, barge, trucking, overland conveyor and other systems to deliver coal to their customers. While U.S. coal customers typically arrange and pay for transportation of coal from the mine to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply coal to our customers and thus could adversely affect our results of operations.

         Our customers have had difficulty negotiating an agreeable transportation rate for coal to be shipped by a third-party carrier from our Baldwin rail load-out facility in Devonia, TN. We have had complications due to rail logistics and customer requirements that have hindered our ability to transport coal on this rail line. If we are unable to achieve a solution to these issues, it may not be economically feasible for us to expand our operations in the New River Tract.

WE FACE RISKS INHERENT TO MINING WHICH COULD INCREASE THE COST OF OPERATING OUR BUSINESS.

         Our mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geologic conditions. Any of these factors could increase the cost of operating our business, which would lower or eliminate our margins.

A  SHORTAGE  OF  SKILLED  LABOR  IN THE  MINING  INDUSTRY  COULD  POSE A RISK TO
ACHIEVING  OPTIMAL  LABOR   PRODUCTIVITY  AND  COMPETITIVE  COSTS,  WHICH  COULD
ADVERSELY AFFECT OUR PROFITABILITY.

         Efficient coal mining using modern techniques and equipment requires skilled laborers, preferably with at least one year of experience and proficiency in multiple mining tasks. In order to support our planned expansion opportunities, we sponsor both in-house and vocational coal mining programs at the local level in order to train additional skilled laborers. In the event the shortage of experienced labor continues or worsens or we are unable to train the necessary amount of skilled laborers, there could be an adverse impact on our labor productivity and costs and our ability to expand production and therefore have a material adverse effect on our earnings. In addition, we have supplemented our direct workforce through the use of contract miners. If our contract miners are unable to perform their duties as expected, we may experience temporary disruptions in our production. If difficulties with our contract miners arise in the future, there could be an adverse effect on our productivity and costs and our ability to expand production and therefore have a material adverse effect on our earnings.

THE GOVERNMENT REGULATES MINING OPERATIONS, WHICH IMPOSES SIGNIFICANT COSTS ON US, AND FUTURE REGULATIONS COULD INCREASE THOSE COSTS OR LIMIT OUR ABILITY TO PRODUCE COAL.

         Federal, state and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. In addition, legislation mandating specified benefits for retired coal miners affects our industry.

         Numerous governmental permits and approvals are required for mining operations. We are required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. The majority of our coal supply agreements contain provisions that allow a purchaser to terminate its contract if legislation is passed that either restricts the use or type of coal permissible at the purchaser's plant or results in specified increases in the cost of coal or its use. These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations. In addition, the United States and over 160 other nations are signatories to the 1992 Framework Convention on Climate Change which is intended to limit emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to by 5% from 1990 levels over a five-year period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on U.S. greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price of and demand for coal. According to the EIA's "Emissions of Greenhouse Gases in the United States 2001," coal accounts for approximately one-third of carbon dioxide emissions in the United States, and efforts to control carbon dioxide emissions could result in reduced use of coal if electricity generators switch to sources of fuel with lower carbon dioxide emissions.

Further developments in connection with regulations or other limits on carbon dioxide emissions could have a material adverse effect on our financial condition or results of operations.

IF THE COAL INDUSTRY EXPERIENCES OVERCAPACITY IN THE FUTURE, OUR PROFITABILITY COULD BE IMPAIRED.

         During the mid-1970s and early 1980s, a growing coal market and increased demand for coal attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices. The increased coal demand and market growth of 2004 and 2005 may have led to such an increase in capacity which may still have future impact on future coal prices. Similarly, another increase in future coal prices could encourage the development of expanded capacity by new or existing coal producers. Any overcapacity could reduce coal prices in the future.

OUR  OPERATIONS  COULD BE  ADVERSELY  AFFECTED IF WE FAIL TO  MAINTAIN  REQUIRED
BONDS.

         Federal and state laws require bonds or cash deposits to secure our obligations to reclaim lands used for mining, to pay federal and state workers' compensation, to secure coal lease obligations and to satisfy other miscellaneous obligations. At December 31, 2006, $257,500 was on deposit with OSM for reclamation bonds related to our Patterson Mountain mining operations. In addition, we have approximately $14.4 million of cash invested in certificates of deposit, against which irrevocable bank letters of credit are written in favor of OSM and have posted a $700,000 letter of credit secured by our executive office building in favor of OSM. Reclamation bonds are typically renewable on a yearly basis if they are not posted with cash. Our failure to maintain, or inability to acquire, bonds that are required by state and federal law would have a material adverse effect on us. That failure could result from a variety of factors including the following:

         o lack of availability, higher expense or unfavorable market terms of new bonds;

         o restrictions on the availability of collateral for current and future third-party bond issuers under the terms of our indenture or new Term Loan Credit Facility; and

         o the exercise by third-party bond issuers of their right to refuse to renew the bonds.

TERRORIST THREATS AND ENVIRONMENTAL ZEALOTRY MAY NEGATIVELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war. Our business also may be affected by environmental activists who engage in activities intended to disrupt our business operations. In particular, environmental activists have conducted protests outside the homes of certain of our executives, including our former Chief Executive Officer. We have spent approximately $875,000 during the year ended December 31, 2006 on security measures. We have taken steps to reduce our security expenses going forward. Future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions affecting our customers may materially adversely affect our operations. As a result, there could be delays or losses in transportation and deliveries of coal to our customers, decreased sales of our coal and extension of time for payment of accounts receivable from our customers. Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the United States. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any, or a combination, of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

A SUBSTANTIAL OR EXTENDED DECLINE IN COAL PRICES COULD REDUCE OUR REVENUES AND THE VALUE OF OUR COAL RESERVES.

         The prices we charge for coal depend upon factors beyond our control, including:

         o        the supply of, and demand for,  domestic  and foreign  coal;

         o        the demand for electricity;

         o the proximity to, capacity of, and cost of transportation facilities;

         o        domestic and foreign governmental regulations and taxes;

         o        air emission standards for coal-fired power plants;

         o        regulatory, administrative and court decisions;

         o the price and availability of alternative fuels, including the effects of technological developments; and

         o        the effect of worldwide energy conservation measures.

         Our results of operations are dependent upon the prices we charge for our coal as well as our ability to improve productivity and control costs. Decreased demand would cause spot prices to decline and require us to increase productivity and lower costs in order to maintain our margins. If we are not able to maintain our margins, our operating results could be adversely affected. Therefore, price declines may adversely affect operating results for future periods and our ability to generate cash flows necessary to improve productivity and invest in operations.

OUR ABILITY TO COLLECT PAYMENTS FROM OUR CUSTOMERS COULD BE IMPAIRED DUE TO CREDIT ISSUES.

         Our ability to receive payment for coal sold and delivered depends on the continued creditworthiness of our customers. Our customer base may not be highly creditworthy. If deterioration of the creditworthiness of customers or trading counterparties occurs, our business could be adversely affected.

                        RISKS RELATED TO OUR COMMON STOCK

A LIMITED PUBLIC MARKET EXISTS FOR OUR SECURITIES, WHICH MAY RESTRICT OUR SHAREHOLDERS' ABILITY TO TRADE IN OUR STOCK.

         There is a limited public market for our common stock and no assurance can be given that a market will continue or that a shareholder will ever be able to liquidate his investment without considerable delay, if at all. Our stock price may be highly volatile. Factors such as those discussed in this section may have a significant impact upon the market price of our securities. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

WE DO NOT INTEND TO PAY DIVIDENDS ON SHARES OF OUR COMMON STOCK.

         Historically, we have not paid dividends on shares of our common stock and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. The terms of the indenture related to our 10.5% Senior Secured Notes due 2010 and our Term Loan Credit facility each restrict our ability to pay dividends on shares of our common stock.

OUR ISSUANCE OF MORE SHARES OF COMMON STOCK MAY RESULT IN THE LOSS OF CONTROL BY PRESENT MANAGEMENT AND SHAREHOLDERS.

         We may issue further shares as consideration for cash, assets or services out of our authorized but not issued common stock that could, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be that those new shareholders and management would control us, and unknown persons could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders.

WE OPERATE IN AN INDUSTRY THAT IS SUBJECT TO SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS FROM QUARTER TO QUARTER THAT MAY RESULT IN UNEXPECTED REDUCTIONS IN REVENUE AND STOCK PRICE VOLATILITY.

         Factors that may influence our quarterly operating results include:

         o        the worldwide demand for coal;

         o        the price of coal;

         o        the supply of coal and other competitive factors;

         o        the costs to mine and transport coal;

         o        the ability to obtain new mining permits;

         o the costs of reclamation of previously mined properties; and industry competition.

         Due to these factors, it is possible that in some quarters our operating results may be below our shareholders' expectations and those of public market analysts. If this occurs, the price of our common stock would likely be adversely affected.

OUR STOCK PRICE MAY DECREASE, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND CAUSE OUR SHAREHOLDERS TO SUFFER SIGNIFICANT LOSSES.

         The following factors could cause the market price of our common stock to decrease, perhaps substantially:

         o the failure of our quarterly operating results to meet expectations of investors or securities analysts;

         o adverse developments in the financial markets, the coal and energy industries and the worldwide or regional economies;

         o        interest rates;

         o        changes in accounting principles;

         o        sales of common stock by existing security holders;

         o        announcements of key developments by our competitors;

         o        the   reaction   of  markets   and   securities   analysts  to
                  announcements and developments involving our Company; and

         o        industry competition.

IF WE NEED TO SELL OR ISSUE ADDITIONAL SHARES OF COMMON STOCK OR ASSUME ADDITIONAL DEBT TO FINANCE FUTURE GROWTH, OUR SHAREHOLDERS' OWNERSHIP COULD BE DILUTED OR OUR EARNINGS COULD BE ADVERSELY IMPACTED.

         Our business strategy may include expansion through internal growth by acquiring complementary businesses, or by establishing strategic relationships with targeted customers. In order to do so, or to fund our other activities, we may issue additional equity securities that could dilute our shareholders' stock percentage ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company which could negatively impact our results of operations.

OFFICERS AND  DIRECTORS OWN A  SIGNIFICANT  PORTION OF OUR COMMON  STOCK,  WHICH
COULD  LIMIT  OUR  SHAREHOLDERS'   ABILITY  TO  INFLUENCE  THE  OUTCOME  OF  KEY
TRANSACTIONS.

         As of April 26, 2007, our officers and directors and their affiliates owned approximately 34.6% of our outstanding voting shares. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these shareholders could also discourage others from seeking to acquire control of us through the purchase of our common stock which might depress the price of our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our expectations concerning litigation, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         o        the worldwide demand for coal;

         o        the price of coal;

         o        the supply of coal and other competitive factors;

         o        the costs to mine and transport coal;

         o        the ability to obtain new mining permits;

         o        the costs of reclamation of previously mined properties;

         o        the risks of expanding coal production;

         o        industry competition;

         o        our ability to continue to execute our growth strategies;

         o        general economic conditions;

         o and other factors discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. The proceeds from the sale of each selling shareholder's common stock will belong to that selling shareholder.

                              SELLING SHAREHOLDERS

         On March 2, 2007, we completed a private offering of 3,000,000 shares of our common stock, at a purchase price of $4.65 per share. Pursuant to subscription agreements executed on February 28, 2007, J-K Navigator Fund, L.P., and Steelhead Offshore, Ltd., two institutional investors, purchased 2,800,000 shares of common stock, and Daniel Roling, our president and chief executive officer and a member of our board of directors, purchased 200,000 shares of common stock. Each of these purchasers is a selling shareholder under this prospectus.

         In connection with the private offering, we entered into a registration rights agreement with the purchasers. Pursuant to the registrant rights agreement, we agreed to file a registration statement registering the resale by the purchasers of all of the shares of common stock purchased in the offering. We agreed to file the registration statement as promptly as reasonably practicable, but in any event not later than April 30, 2007, and to keep the registration statement effective at least for a period ending with the first to occur of (i) the sale of all of the shares covered by the registration statement and (ii) the availability under Rule 144 for the holder to immediately and freely resell without restriction all of the shares covered by the registration statement. This registration rights agreement also provides that if the registration statement is not effective on or before July 30, 2007, then we must pay each of the investors a fee of 1.0% of the per share purchase price paid by such investor for each share for each month after such date that the investor cannot publicly sell the shares. Pursuant to this agreement, we filed the registration statement of which this prospectus is a part with the Securities and Exchange Commission to register for resale the shares of common stock identified in this prospectus and owned by the selling shareholders.

SELLING SHAREHOLDERS TABLE

         The  following  table sets  forth:  (1) the name of each of the selling shareholders for whom we are registering shares for resale under this registration statement; (2) the number of shares of our common stock beneficially owned by each such selling shareholder prior to this offering; (3) the number of shares of our common stock offered by such selling shareholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by each such selling shareholder after this offering, assuming that all of the shares of our common stock beneficially owned by each such selling shareholder and offered pursuant to this prospectus are sold and that each such selling shareholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by each selling shareholder.


         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options from the Company that are currently exercisable or exercisable within 60 days of May 29, 2007 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         The information presented in this table is based on 20,077,012 shares of our common stock outstanding on May 29, 2007.

                                         NUMBER OF SHARES                             NUMBER OF SHARES
                                        BENEFICIALLY OWNED                           BENEFICIALLY OWNED
                                        PRIOR TO OFFERING                              AFTER OFFERING
                                  ----------------------------                  ----------------------------
                                                   PERCENTAGE      NUMBER OF                     PERCENTAGE
                                                    OF SHARES    SHARES BEING                    OF SHARES
NAME OF SELLING SHAREHOLDER          NUMBER        OUTSTANDING     OFFERED         NUMBER       OUTSTANDING
-------------------------------   ------------    ------------   ------------   ------------   -------------
Daniel Roling (1) .............        700,000           3.5%         200,000        500,000            2.5%
The J-K Navigator Fund, L.P. (2)     1,940,400           9.7%       1,940,400              0              *
Steelhead Offshore, Ltd (3) ...        859,600           4.3%         859,600              0              *
                                                                 ------------
   Total ......................                                     3,000,000

* Less than 1%

(1) Consists of (i) 300,000 shares of common stock and (ii) an option to purchase 400,000 of common stock from an existing shareholder at an exercise price of $7.00, exercisable immediately.

(2) Steelhead Partners, LLC, as the Investment Manager of this selling shareholder, and J. Michael Johnston and Brian K. Klein, as the member managers of Steelhead Partners, LLC, exercise voting and investment control over the securities held by this selling shareholder.

(3)   J.  Michael   Johnston,   as  the  Investment   Manager  of  this  selling
      shareholder, exercises voting and investment control over the securities held by this selling shareholder.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the NASDAQ Global Market or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in making short sales or in transactions to cover short sales;

         o        put or call option transactions relating to the shares; and

         o        any other method permitted under applicable law.

         The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).


         The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the

Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify certain selling security holders and certain selling security holders have agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act. Each selling security holder has informed us that the selling security holder is not a broker-dealer nor an affiliate of a broker-dealer, that the selling security holder purchased the securities to be resold pursuant to this prospectus in the ordinary course of business, and that at the time of purchase of the securities from us, the selling security holder did not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.


         The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each such selling security holder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Sherman Oaks, California, will pass upon for us the validity of the common stock offered by this prospectus.

                                     EXPERTS


         The consolidated financial statements of National Coal Corp. at December 31, 2006, and for the year then ended, incorporated in this Registration Statement by reference have been audited by Ernst & Young LLP, independent registered public accounting firm, and at December 31, 2005, and for each of the two years in the period ended December 31, 2005, by Gordon, Hughes & Banks, LLP, independent registered public accounting firm, as set forth in respective reports which are incorporated by reference elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.


        LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation and bylaws, each as amended, provide that we shall be entitled but not obligated to indemnify our directors, and officers, employees and agents to the extent and in the manner permitted by the provisions of Florida General Corporation Act, as amended from time to time but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment.

         Insofar as indemnification for claims arising under the Securities Act may be permitted to directors, officers or controlling persons of National Coal Corp. pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at http://www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

         The documents we incorporate by reference are:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 000-26509);

         2. Our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2006 (File No. 000-26509);


         3. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (File No. 000-26509);

         4. Our Current Report on Form 8-K dated February 28, 2007, filed March 6, 2007 (File No. 000-26509);

         5. Our Current Report on Form 8-K dated March 23, 2007, filed March 29, 2007 (File No. 000-26509);

         6. Our Current Report on Form 8-K dated March 30, 2007, filed April 3, 2007 (File No. 000-26509);

         7. Our Current Report on Form 8-K dated May 15, 2007, filed May 16, 2007 (File No. 000-26509);

         8. The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 10-SB as filed on June 25, 1999 (File No. 000-26509), including any amendment or report filed for the purpose of updating such description; and

         9. All other reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 2006, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement.


         You may request a copy of these filings, at no cost, by writing or calling us at National Coal Corp. 8915 George William Road, Knoxville, Tennessee 37923, telephone number (865) 690-6900, Attention: T. Michael Love.

         You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                         AMOUNT
                                                                        --------

Registration fee - Securities and Exchange Commission ...........       $    472
Legal fees and expenses .........................................          7,500
Accounting fees and expenses ....................................         20,000
Miscellaneous expenses ..........................................          1,000
                                                                        --------
     Total ......................................................       $ 28,972

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our articles of incorporation, as amended, provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Under Florida law, we have the power to indemnify our directors and officers, and persons serving as officers, directors, employees or agents of another entity at our request, against claims arising in connection with their service to us except when an director's or officer's conduct involves:

         o        violations   of  criminal   laws,   unless  the  director  had
                  reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         o        deriving an improper personal benefit from a transaction;

         o        voting for or assenting to an unlawful distribution; or

         o        willful  misconduct  or  conscious   disregard  for  our  best
                  interests in a proceeding by or in the right of a shareholder.

         Article F of our bylaws provides that we will indemnify our directors and officers, as well as any directors, officers, employees or agents of another entity, for which such person serves at the request of National Coal, for monetary damages in civil actions if they have acted in good faith and held a reasonable belief that his or her actions were in the best interest of the Company, and in criminal actions or proceedings if such person has acted without reasonable ground for belief that such action was unlawful.

         Notwithstanding anything to the contrary in our articles of incorporation or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to the management or policy of the Company, unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes:

         o        a  violation  of  criminal   law,   unless  the  director  had
                  reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful;

         o a transaction from which the director derived an improper personal benefit;

         o        an unlawful distribution;

         o in a proceeding by or in the right of us or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or

         o in a proceeding brought by someone other than us or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

         In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We also maintain directors' and officers' insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

ITEM 16. EXHIBITS.

         (a)      The following exhibits are filed herewith:

  EXHIBIT
   NUMBER                                   EXHIBIT TITLE
-------------     --------------------------------------------------------------

    4.1 Articles of Incorporation of National Coal Corp., dated August 8, 1995. (1)

    4.2 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated August 10, 1995. (1)

    4.3 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated January 4, 1996. (1)

    4.4 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated July 17, 2003, filed August 4, 2003. (2)

    4.5 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated August 27, 2004, filed August 31, 2004.(3)

    4.6 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated January 10, 2005, filed January 12, 2005.(4)

    4.7           Amended and Restated Bylaws of National Coal Corp.(4)


    4.8 Form of Subscription Agreement, dated February 28, 2007, by and between National Coal Corp. and the investors identified on the signature page therein.*

    4.9 Form of Registration Rights Agreement, dated February 28, 2007, by and between National Coal Corp. and the investors identified on the signature page therein.*

    5.1           Opinion of Stubbs, Alderton and Markiles, LLP.*

    23.1          Consent  of Stubbs,  Alderton &  Markiles,  LLP  (included  in
                  Exhibit 5.1).*


    23.2          Consent of Gordon, Hughes & Banks, LLP.

    23.3          Consent of Ernst & Young LLP.

  EXHIBIT
   NUMBER                                   EXHIBIT TITLE
-------------     --------------------------------------------------------------

     24           Power of Attorney (included on signature page).*

----------
* Previously filed.

(1) Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.
(2) Incorporated by reference to our Current Report on Form 8-K (dated August 7, 2003) filed August 7, 2003.
(3) Incorporated by reference to our Registration Statement on Form SB-2 filed November 1, 2004.
(4) Incorporated by reference to our Amendment No. 1 to Registration Statement on Form SB-2 filed January 20, 2005.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


         (5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         (6) Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Knoxville, State of Tennessee, on June 4, 2007.


                               NATIONAL COAL CORP.

                               By:  /S/ T. MICHAEL LOVE
                                    --------------------------------------------
                                    T. MICHAEL LOVE
                                    CHIEF FINANCIAL OFFICE
                                    (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


                                POWER OF ATTORNEY



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

            NAME                             TITLE                     DATE
            ----                             -----                     ----


     /S/ DANIEL ROLING          President and Chief Executive      June 4, 2007
---------------------------       Officer and Director
       Daniel Roling              (Principal Executive Officer)


    /S/ T. MICHAEL LOVE         Chief Financial Officer and        June 4, 2007
---------------------------       Director (Principal Financial
      T. Michael Love             Officer and Principal
                                  Accounting Officer)

              *                 Director                           June 4, 2007
---------------------------
          Jon Nix

              *                 Director                           June 4, 2007
---------------------------
      Scott Filstrup

              *                 Director                           June 4, 2007
---------------------------
      Robert Heinlein

              *                 Director                           June 4, 2007
---------------------------
       Kenneth Scott

              *                 Director                           June 4, 2007
---------------------------
       Gerald Malys

*By: /s/ T. Michael Love
     ----------------------
     As Attorney-In-Fact

                                  EXHIBIT INDEX

  EXHIBIT
   NUMBER                                   EXHIBIT TITLE
-------------     --------------------------------------------------------------

    4.1 Articles of Incorporation of National Coal Corp., dated August 8, 1995. (1)

    4.2 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated August 10, 1995. (1)

    4.3 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated January 4, 1996. (1)

    4.4 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated July 17, 2003, filed August 4, 2003. (2)

    4.5 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated August 27, 2004, filed August 31, 2004.(3)

    4.6 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated January 10, 2005, filed January 12, 2005.(4)

    4.7           Amended and Restated Bylaws of National Coal Corp.(4)


    4.8 Form of Subscription Agreement, dated February 28, 2007, by and between National Coal Corp. and the investors identified on the signature page therein.*

    4.9 Form of Registration Rights Agreement, dated February 28, 2007, by and between National Coal Corp. and the investors identified on the signature page therein.*

    5.1           Opinion of Stubbs, Alderton and Markiles, LLP.*

    23.1          Consent  of Stubbs,  Alderton &  Markiles,  LLP  (included  in
                  Exhibit 5.1).*


    23.2          Consent of Gordon, Hughes & Banks, LLP.

    23.3          Consent of Ernst & Young LLP.


     24           Power of Attorney (included on signature page).*

----------
* Previously filed.

(1) Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.
(2) Incorporated by reference to our Current Report on Form 8-K (dated August 7, 2003) filed August 7, 2003.
(3) Incorporated by reference to our Registration Statement on Form SB-2 filed November 1, 2004.
(4) Incorporated by reference to our Amendment No. 1 to Registration Statement on Form SB-2 filed January 20, 2005.


                                      EX-1